Exhibit 99.1

EXECUTION COPY

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”), dated as of June 30, 2010, by and among Blockbuster Inc. (the “Issuer”), each of the undersigned entities listed as guarantors (collectively, the “Guarantors”), and each of the undersigned holders of the Notes (as defined below) (collectively, together with any other holder of Notes who agrees to be bound by this Agreement, the “Forbearing Holders”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), have entered into that certain Indenture (as amended, modified and supplemented prior to the date hereof, the “Indenture”), dated as of October 1, 2009, in respect of the Issuer’s $675,000,000 principal amount of 11.75% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, on July 1, 2010, the Issuer is obligated to redeem a portion of the Notes pursuant to the Indenture and the Notes (the payment of the amount of such redemption on such date, the “Scheduled Amortization Payment”), and the failure to make the Scheduled Amortization Payment as and when due would constitute a Default and Event of Default under the Indenture (collectively, but solely to the extent arising from the failure to make the Scheduled Amortization Payment as and when due, the “Amortization Payment Default”);

WHEREAS, on July 1, 2010, the Issuer is obligated to pay interest on the Notes (the payment of such interest on such date, the “Scheduled Interest Payment”), and the failure to make the Scheduled Interest Payment as and when due would constitute a Default and, if not paid by July 31, 2010, an Event of Default under the Indenture (collectively, but solely to the extent arising from the failure to so make the Scheduled Interest Payment, the “Interest Payment Default”);

WHEREAS, the Issuer and the Guarantors have requested that the Forbearing Holders forbear from exercising certain of their rights and remedies under the Indenture and from directing the Trustee to exercise such rights and remedies on the Forbearing Holders’ behalf resulting from either the Amortization Payment Default or the Interest Payment Default (individually or collectively, the “Payment Default”) and certain other purported breaches of the Indenture; and

WHEREAS, the Forbearing Holders are willing to grant the Issuer and the Guarantors’ request for forbearance described herein on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning attributed to such term in the Indenture. Each of the following capitalized terms shall have the meaning set forth below:

“Forbearance Period” means the period beginning on the Effective Date (as defined herein in Section 3) and ending automatically and immediately upon the occurrence of any Forbearance Termination Event.

“Forbearance Termination Event” means any of the following events: (a) 5:00 p.m. (Dallas time) on August 13, 2010 (unless such date or time is extended by the written agreement of the Issuer and each of the Forbearing Holders); (b) the occurrence or existence (whether arising before or after the Effective Date) of any Default or Event of Default other than the Payment Default; (c) the acceleration of, the failure to pay at maturity of, or the commencement of any action (judicial or otherwise) to collect, a material amount of indebtedness or other payment obligation of the Issuer or any of the Guarantors; (d) the payment of any amounts, including any fees, principal or interest under or in connection with the Senior Subordinated Notes (as defined below) or the Senior Subordinated Indenture (as defined below); (e) the failure of the Issuer or any of the Guarantors to comply with any term, covenant or condition applicable to any of them (including the breach of any representation or warranty by any of them) in this Agreement; provided, however, that any failure to comply with the provisions of Sections 4(c) hereof shall not constitute a Forbearance Termination Event prior to the Issuer receiving written notice from counsel to the Forbearing Holders of such failure and the failure of the Issuer to cure such compliance in five (5) business days; (f) the Issuer or any of the Guarantors files a voluntary petition for relief under title 11 of the United States Code (the “Bankruptcy Code”); (g) an involuntary petition for relief under the Bankruptcy Code is filed against the Issuer or any of the Guarantors; or (h) the Issuer or any of the Guarantors take any action in any proceeding or in writing to challenge or contest the validity or enforceability of, or in any manner asserts in any proceeding or in writing the invalidity or unenforceability of, the Indenture, any of the Notes, any Subsidiary Guarantee, any Collateral Document, the rights of the Trustee or any Holder in any Collateral (including the attachment, perfection or first priority of the Lien of the Trustee therein), this Agreement or any provision hereof or thereof.

“Remedial Action” means any action to enforce, or to direct enforcement of, any of the following rights and remedies of the Trustee and the Holders in connection with the Payment Default or Canadian Facility Matters (as defined herein): (i) the acceleration of the Notes, (ii) any right to enforce the payment of the Scheduled Amortization Payment or the Scheduled Interest Payment, or (iii) any foreclosure, sale, collection or other realization of any Collateral, or the exercise of any remedies available under Article 9 of the Uniform Commercial Code or the Collateral Documents with respect to any Collateral.

“Senior Subordinated Indenture” means the Indenture dated as of August 20, 2004, among the Issuer, the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee.

“Senior Subordinated Notes” means the 9% Senior Subordinated Notes due 2012 issued by the Issuer under the Senior Subordinated Indenture.

SECTION 2. Forbearance. (a) Upon the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, each Forbearing Holder hereby agrees that during the Forbearance Period it will not, directly or indirectly, (x) take any Remedial Action with respect to the Notes in connection with the Payment Default, (y) take any Remedial Action with respect to the purported breaches set forth in the letter dated May 21, 2010 of James P. Seery to Stephen Karotkin (the “Canadian Facility Matters”), it being understood that neither the Issuer nor the Guarantors admit to the validity of such breaches, or (z) sell, pledge, hypothecate or otherwise transfer any Notes, except to a purchaser or other entity who agrees in writing (delivered to Sidley Austin LLP) to be bound by all of the terms of this Agreement with respect to the relevant Notes being sold, pledged, hypothecated or transferred to such purchaser or entity. The foregoing limited forbearance shall not be construed to impair the ability of the Forbearing Holders or the Trustee to take any Remedial Action (i) after the Forbearance Period regardless of whether or not such Remedial Action relates to actions taken, matters arising or payments not received during the Forbearance Period or (ii) during the Forbearance Period for Defaults or Events of Default other than the Payment Default and the Canadian Facility Matters. Without prejudicing the rights and remedies of the Forbearing Holders in respect of the Canadian Facility Matters (except as expressly limited in this Agreement), in no event, during the Forbearance Period, shall the Forbearing Holders assert that a Forbearance Termination Event has occurred because the Canadian Facility Matters constitute a Default or an Event of Default under the Indenture.

(b) Unless earlier terminated in accordance with the terms of this Agreement, the Forbearing Holders’ forbearance, as provided herein, shall immediately cease without notice upon the occurrence of any Forbearance Termination Event, and the Issuer and Guarantors at that time shall be obligated to comply with and perform all terms, conditions and provisions of the Indenture and the Notes without giving effect to the forbearance set forth herein.

(c) The Forbearing Holders hereby agree to execute and deliver a letter, promptly after the Effective Date to the Trustee in the form attached hereto as Schedule A (the “Letter”), which letter shall not be withdrawn or rescinded by the Forbearing Holders until the occurrence of any Forbearance Termination Event.

(d) Except for the forbearance to the extent expressly set forth above in subsection 2(a), each Forbearing Holder reserves each and every right and remedy it may have under the Notes, the Indenture, the Collateral Documents, any agreement relating thereto and under applicable law with respect to the Payment Default, including, without limitation, the right to continue to charge and collect interest at the default rate pursuant to Section 1 of the Notes. The Issuer and each of the Guarantors hereby acknowledge and agree that default interest pursuant to Section 1 of the Notes shall accrue from and after July 1, 2010. Nothing herein shall be deemed to constitute a waiver by any Holder of any Default or Event of Default whatsoever, whether now existing or hereafter arising (including, without limitation, the Payment Default), or, except to the extent of the forbearance expressly set forth herein, of any right or remedy the Trustee or any Holder may have under the Notes, the Indenture, the Collateral Documents or any agreement relating thereto and under applicable law.

SECTION 3. Conditions to Effectiveness. This Agreement shall become effective on the date on which the following condition precedents shall have been satisfied or waived (the “Effective Date”):

(a) Forbearing Holders representing in the aggregate more than two-thirds of the outstanding principal amount of the Notes as of the date hereof shall have executed and delivered to the Issuer and each other Forbearing Holder a counterpart of this Agreement;

(b) each Forbearing Holder shall have received a duly executed counterpart of this Agreement from the Issuer and each Guarantor listed on the signature pages hereto; and

(c) the Issuer shall pay by wire transfer to Sidley Austin LLP an additional $150,000 retainer so that the aggregate amount of the retainer is $300,000; and

(d) the Issuer shall have paid (i) the fees and expenses of Houlihan, Lokey, Howard & Zukin, Inc. for June 7, 2010 and July 7, 2010, (ii) all outstanding fees and expenses, as of the date hereof of Sidley Austin LLP, and (iii) all outstanding fees and expenses, as of the date hereof of the Trustee (as defined above), including any unpaid fees of its counsel.

SECTION 4. Representations, Warranties and Agreements of the Issuer.

(a) In order to induce the Forbearing Holders to enter into this Agreement, the Issuer hereby represents and warrants to the Forbearing Holders as follows: The Issuer and each of the Guarantors has the power and authority to execute, deliver and perform this Agreement. The Issuer and each of the Guarantors has taken all necessary action (including, without limitation, obtaining approval of its members or partners, if necessary) to authorize its execution, delivery and performance of this Agreement. No consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required in connection with the Issuer’s or any Guarantor’s execution, delivery and performance of this Agreement, except for those already duly obtained. This Agreement has been duly executed and delivered by each of the Issuer and the Guarantors and constitutes the legal, valid and binding obligation of each of the Issuer and the Guarantors, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). Each of the Issuer’s and the Guarantors’ execution, delivery or performance of this Agreement does not conflict with, or constitute a violation or breach of (i) any material contract, mortgage, lease, agreement, indenture (including the Senior Subordinated Indenture) or instrument to which the Issuer or any of the Guarantors is a party or which is binding upon them or any one of them or any of their properties, (ii) any law or regulation or order or decree of any court applicable to the Issuer or any of the Guarantors, or (iii) the certificate of incorporation and bylaws, or the certificate of formation and operating agreement, as applicable, of the Issuer or any of the Guarantors. In addition, the Issuer and each of the Guarantors hereby represent and warrant that no Default or Event of Default exists under the Indenture other than the Payment Default and the Canadian Facility Matters, it being understood that neither the Issuer nor the Guarantors admit to the validity of the purported breaches in connection with the Canadian Facility Matters.

(b) No later than five (5) business days after the Effective Date, the Issuer shall retain and continue to employ a chief restructuring officer (“CRO”) who will assist with all restructuring initiatives of the Issuer. The Issuer hereby agrees that the identity of the CRO, the scope of the CRO’s duties and the terms and conditions of the CRO’s engagement shall be reasonably acceptable in form and substance to the Forbearing Holders. In addition, the Issuer hereby agrees that the CRO shall report directly to the board of directors of the Issuer (and such other executives as the board may designate) and shall provide to counsel and the financial advisors to the Forbearing Holders weekly update reports orally (and in writing as deemed necessary) with respect to the Issuer’s financial affairs and restructuring initiatives.

(c) The Issuer shall provide to the Trustee and to counsel and the financial advisors to the Forbearing Holders the following, each in form and substance reasonably acceptable to counsel and the financial advisors to the Forbearing Holders: (i) a 13-week treasury cash flow forecast no later than Thursday of each week; (ii) executive summary reports no later than Thursday of each week; and (iii) period financial reports (e.g., the “P_ Financial Review”) each month no later than twenty-one (21) days after the end of the prior month. The Issuer also agrees to weekly telephonic and written communication with counsel and the financial advisors to the Forbearing Holders to review, among other things, the weekly reports and to provide updates on strategic processes.

(d) The Issuer hereby agrees, promptly following the demand from time to time thereof, to pay all outstanding reasonable fees and expenses of (i) legal counsel and financial advisors to the Forbearing Holders pursuant to the terms of their respective engagement letters, including without limitation Sidley Austin LLP and Houlihan, Lokey, Howard & Zukin, Inc., and (ii) the Trustee, including any unpaid reasonable fees of its counsel.

(e) The Issuer and each Guarantor hereby acknowledges and confirms that it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Trustee, each Forbearing Holder and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Indenture, the Notes, the Collateral Documents or any agreement relating thereto or any transaction relating thereto.

(f) The Issuer and each Guarantor hereby agrees that it will not directly or indirectly redeem, repurchase or otherwise acquire any of the Notes or Senior Subordinated Notes during the Forbearance Period.

SECTION 5. Representation of the Forbearing Holders. Each Forbearing Holder severally represents that it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth on the signature page hereof beneath its name and has the right and authority to agree to the terms of the forbearance contained herein for itself and on behalf of any holders or other beneficial owners for whom it is acting.

SECTION 6. Effect on the Indenture and the Notes. Except as specifically set forth herein with respect to each Forbearing Holder’s agreement to forbear from the enforcement of certain of its rights during the Forbearance Period, all of the terms of the Indenture, the Notes, the Collateral Documents and each of the agreements related thereto shall remain unchanged and in full force and effect, and all of which the Issuer and each Guarantor hereby ratifies and confirms. Except as specifically set forth herein, the Issuer and each of the Guarantors acknowledges and agrees that each Forbearing Holder’s execution of this Agreement shall not constitute (i) a waiver of any of the rights or remedies of such Forbearing Holder or the Trustee under the Indenture, including, but not limited to, any rights or remedies with respect to the Payment Default or the Canadian Facility Matters, which shall continue in existence subject only to the Forbearing Holders’ agreement, as set forth in this Agreement, not to take any of the actions set forth in Section 2 hereof during the Forbearance Period or (ii) a waiver, forbearance or other indulgence with respect to any other Default or Event of Default now existing or hereafter arising under the Indenture.

SECTION 7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8. Integration. This Agreement and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Upon the Effective Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Issuer and each of the Guarantors acknowledge and agree that nothing contained in this Agreement shall be construed to limit or affect the right of the Trustee and the Forbearing Holders to take any action to enforce or interpret any provision of this Agreement through the Forbearance Period.

SECTION 9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10. Applicable Law. This Agreement shall be governed by and be construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law), without giving effect to applicable choice of law principles to the extent that the application of the laws of another jurisdiction would result thereby.

SECTION 11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 12. Confidentiality. Each of the Issuer, each Guarantor and each Forbearing Holder (and their respective successors and assigns) shall not publicly disclose the names or identity of any Forbearing Holder, the individual holdings of any Forbearing Holder, the signature pages to this Agreement or any other provision of this Agreement that discloses any Forbearing Holder’s holdings (collectively, the “Holder Information”) except: (1) in any legal proceeding relating to this Agreement, provided that the Issuer, the relevant Guarantor and/or Forbearing Holder, as applicable, shall use their reasonable best efforts to maintain the confidentiality of Holder Information in the context of any such proceeding; (2) to the extent required by law; and (3) in response to a subpoena, discovery request, or a request from a government agency for information regarding Holder Information or the information contained therein; provided that in the case of clauses (2) and (3) above, the disclosing party provides notice to the applicable Forbearing Holder, promptly upon receipt of the subpoena or request, unless such notice would be prohibited by law. If the applicable Forbearing Holder wishes to oppose the production of such information, it may do so at its own expense. Responding to any such subpoena or other request, after providing notice as set forth herein, shall not be deemed to be a breach of any provision of this Agreement. Holder Information shall not include information that (i) was in the Issuer’s, Guarantors’ or Forbearing Holders’, as applicable, possession as of the commencement of this Agreement, so long as such information did not come from a source that is reasonably known by such person to be bound by a confidentiality agreement with, or other legal, contractual or fiduciary obligation of confidentiality owed to the Forbearing Holder to whom the information pertains, (ii) is or becomes publicly available other than as a result of a disclosure by the Issuer, Guarantor or Forbearing Holder, as applicable, in violation of the terms hereof or (iii) is or becomes available to the Issuer, Guarantor or Forbearing Holder, as applicable, on a non-confidential basis from a source other than the Forbearing Holder to whom the information pertains, so long as such source is not reasonably known by the Issuer, Guarantor or Forbearing Holder, as applicable, to be bound by a confidentiality agreement with, or other legal, contractual or fiduciary obligation of confidentiality owed to the Forbearing Holder to whom the information pertains. Notwithstanding anything to the contrary in this Section 12, the Issuer may: (i) disclose the aggregate principal amount of Notes held by the Forbearing Holders executing this Agreement, taken as a whole and without reference to the names of the Forbearing Holders constituting such amount; and (ii) provide the Trustee with the executed copy of this Agreement that includes the individual signature pages of each of the Forbearing Holders.

SECTION 13. Waiver; Remedies. No delay on the part of any Forbearing Holder in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Forbearing Holder of any right, power, privilege under this Agreement operate as a waiver of any other right, power or privilege of such Forbearing Holder under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

SECTION 14. No Course of Dealing. The Forbearing Holders have entered into this Agreement on the express understanding with the Issuer and each Guarantor that in entering into this Agreement the Forbearing Holders are not establishing any course of dealing with the Issuer or any Guarantor. The rights of the Holders (and the Trustee on their behalf) to require strict performance with all the terms and conditions of the Indenture, the Notes, the Collateral Documents and the other agreements related thereto shall not in any way be impaired by the execution of this Agreement. Neither any Holder nor the Trustee shall be obligated in any manner to execute any further agreements or documents, and if such agreements or documents are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Forbearing Holders may require the payment of fees in connection therewith.

SECTION 15. Amendment. This Agreement may be modified or amended, and any term hereof waived, only by written agreement of all of the parties to this Agreement.

SECTION 16. Liability. The obligations and representations and warranties hereunder of each of the Forbearing Holders shall be several, and not joint.

[Signature Pages Follow]

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